Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Veritex Holdings, Inc. of our report dated March 30, 2017, relating to the consolidated financial statements of Sovereign Bancshares, Inc., appearing in the Current Report on Form 8-K of Veritex Holdings, Inc. filed with the Securities and Exchange Commission on August 1, 2017.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Dallas, Texas

August 1, 2017